EXHIBIT 99.8

                       BENEFICIAL OWNER ELECTION FORM


                                INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Rare Medium Group, Inc. ("Rare Medium").

         This will instruct you whether to exercise Rights to purchase shares of Rare Medium's Common Stock distributed with respect to the shares of Rare Medium's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Rare Medium Corporation Rights Certificates."

         Box 1.   |_|     Please DO NOT EXERCISE RIGHTS for shares of
                          Common Stock.

         Box 2.   |_|     Please EXERCISE RIGHTS for shares of Common Stock
                          as set forth below.


                               Number of    Subscription
                                Rights          Price        Payment
                              -----------   ------------     --------

Basic Subscription Privilege:           x   $0.          =   $          (Line 1)

Over-Subscription Privilege:            x   $0.          =   $          (Line 2)

                            Total Payment Required       =   $          (Sum of Lines 1
                                                                         and 2; must equal
                                                                         total of amounts
                                                                         in Boxes 3 and 4.)

         Box 4.   |_|     Payment in the following amount is enclosed $______.

         Box 5.   |_|     Please deduct payment from the following account
                          maintained by you as follows:

                 ______________________               ______________________
                  Type of Account                          Account No.

                  Amount to be deducted:             $______________________


                                             __________________________________

                                             __________________________________
                                                          Signature(s)

                                             Please type or printname(s) below:

                                             __________________________________



Date:        , 2002